EXHIBIT 99.1

SYMBOL TECHNOLOGIES COMPLETES ACQUISITION OF MATRICS, INC.

HOLTSVILLE, N.Y. – September 9, 2004 – Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced the completion of its acquisition of Matrics, Inc., a leader in EPC (electronic product code)-compliant Radio Frequency Identification (RFID) systems.

As previously announced on July 27, 2004, Symbol purchased Matrics for $230 million in cash. Symbol financed this acquisition with short-term borrowings under a new senior, unsecured bank credit facility and expects to refinance the borrowings in a capital markets equity or equity-linked transaction later this year, market conditions permitting.

“Symbol believes that in order for RFID to fulfill its potential, it needs to be deployed as a system that allows customers to capture, move and manage critical information to and from the point of business activity. Matrics, under the leadership of Chairman and Chief Executive Officer Piyush Sodha, has developed innovative EPC-compliant RFID products, which we believe will serve as the core technology enabling the transition of RFID pilots into broad, enterprise-wide deployments. The addition of Matrics’ end-to-end RFID system into Symbol Technologies’ enterprise mobility architecture will help enable Symbol Technologies to take EPC-based RFID solutions from today’s point products to scalable networked solutions,” said William Nuti, Symbol president and chief executive officer.

“Operationally, our corporate cultures are well aligned, focusing on standards-based innovation, technology leadership and cultivating an entrepreneurial spirit in how we achieve our goals,” Nuti added. “We welcome the Matrics team to the Symbol family and look forward to working together to assist our customers in realizing their goals of increased operational efficiencies and competitive advantage through deployment of enterprise mobility solutions featuring RFID.”

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities.

For more information about Symbol, visit www.symbol.com.

About Symbol Technologies

Symbol Technologies, Inc., The Enterprise Mobility Company™, manufactures and services enterprise mobility systems, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are designed to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.

631.738.5636
hallp@symbol.com

For financial information:

Nancy Tully
Symbol Technologies, Inc.

631.738.5050
tullyn@symbol.com